EXHIBIT 99.2

   Media Contact: Kekst & Co.            STILWELL
      Robert Siegfried (212-521-4832)    FINANCIAL INC.
      Michael Herley (212-521-4897)
                                                     920 Main Street, 21st Floor
                                                    Kansas City, Missouri  64105

Investors Contact:                                              NYSE Symbol:  SV
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO

                                         Release No. 2001-04    January 29, 2001



                                 {NEWS RELEASE}
                        STILWELL FINANCIAL INC. ANNOUNCES
                            ELECTION OF NEW DIRECTOR


Kansas City, Missouri

Stilwell Financial Inc. (the "Company") is pleased to announce the election of Robert Skidelsky of London, England to its Board of Directors. He was named to the House of Lords in 1991. Lord Skidelsky, 61 years of age, is the Chairman of the Social Market Foundation of London and the author of the definitive biography of John Maynard Keynes. He currently holds Chair of the Political Economy at Warwick University, England. He has been honored with academic appointments in the United Kingdom and the United States. He is a fellow of the British Academy and honorary fellow of Jesus College, Oxford. Most recently he was the Principal Opposition Spokesman on Treasury Affairs, House of Lords, from 1998-1999.

The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 82.5% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 87% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximately 33% interest.

                             * * * * * * * * * *

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and filed by the Company with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

                              ............. The End